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                            PER-SE TECHNOLOGIES, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                         Effective as of January 1, 2002
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                                TABLE OF CONTENTS
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
          ARTICLE I          PURPOSE OF PLAN.....................................             1
                1.1          Purpose of Plan.....................................             1

          ARTICLE II         DEFINITIONS.........................................             1

                2.1          Account ............................................             1
                2.2          Beneficiary ........................................             1
                2.3          Board ..............................................             1
                2.4          Cause ..............................................             1
                2.5          Change in Control ..................................             2
                2.6          Code ...............................................             2
                2.7          Committee ..........................................             2
                2.8          Company ............................................             2
                2.9          Company Contribution ...............................             2
               2.10          Compensation .......................................             3
               2.11          Effective Date .....................................             3
               2.12          Election Date ......................................             3
               2.13          Election Form ......................................             3
               2.14          Election Change Form ...............................             3
               2.15          Eligible Employee ..................................             3
               2.16          Good Reason ........................................             3
               2.17          Participant ........................................             4
               2.18          Per-Se .............................................             4
               2.19          Plan ...............................................             4
               2.20          Plan Year ..........................................             4
               2.21          Trust ..............................................             4
               2.22          Trustee ............................................             4
               2.23          Unforeseeable Hardship .............................             4
               2.24          Valuation Date .....................................             4

          ARTICLE III        ELIGIBILITY AND PARTICIPATION.......................             4
                3.1          Requirements .......................................             4
                3.2          Change of Employment Category ......................             5

          ARTICLE IV         NONQUALIFIED DEFERRAL CONTRIBUTIONS.................             5
                4.1          Deferral Elections .................................             5
                4.2          Election Form ......................................             5
                4.3          Continuing Elections ...............................             5
                4.4          Changing a Prior Election ..........................             5
                4.5          Participant Becomes Ineligible .....................             6
                4.6          Timing of Contribution to Account ..................             6
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
          ARTICLE V          COMPANY CONTRIBUTION................................             6
                5.1          Company Contribution ...............................             6
                5.2          Timing of Contribution .............................             6
                5.3          Vesting ............................................             6

          ARTICLE VI         PLAN ACCOUNTS  .....................................             6
                6.1          Establishment of Accounts ..........................             6
                6.2          Participant Deferral Account .......................             6
                6.3          Company Contribution Account .......................             6

          ARTICLE VII        ALLOCATION OF FUNDS.................................             7
                7.1          Allocation of Earnings or Losses on Accounts .......             7
                7.2          Accounting for Distributions .......................             7
                7.3          Interim Valuations .................................             7

          ARTICLE VIII       VESTING.............................................             7
                8.1          Deferral Contributions .............................             7
                8.2          Company Contributions ..............................             7

          ARTICLE IX         PAYMENTS OF BENEFITS................................             8
                9.1          Distributions During Employment ....................             8
                9.2          Distributions After Termination of Employment ......             8
                9.3          Payments Upon Hardship .............................             8

          ARTICLE X          THE TRUST...........................................             9
               10.1          Establishment of Trust .............................             9
               10.2          Investment Funds ...................................             9

          ARTICLE XI         ADMINISTRATION .....................................            10
               11.1          Administrator ......................................            10
               11.2          Administrative Authority ...........................            10
               11.3          Mutual Exclusion of Responsibility .................            11
               11.4          Uniformity of Discretionary Acts ...................            11
               11.5          Litigation .........................................            11
               11.6          Payment of Expenses ................................            11
               11.7          Claims Procedure ...................................            11
               11.8          Taxes ..............................................            13
               11.9          Attorney's Fees ....................................            13
               11.10         No Guaranty of Employment ..........................            13
               11.11         Alienation of Benefits .............................            13
               11.12         General Creditor Status ............................            13
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

          ARTICLE XII        AMENDMENT, TERMINATION, OR MERGER OF PLAN...........            14
               12.1          Amendment ..........................................            14
               12.2          Termination ........................................            14
               12.3          Notice of Amendment or Termination .................            14

          ARTICLE XIII       MISCELLANEOUS..................................... .            14
               13.1          Use and Form of Words ..............................            14
               13.2          Headings ...........................................            14
               13.3          References to Laws, Regulations and Findings .......            14
               13.4          Severability .......................................            14
               13.5          Governing Law ......................................            14

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                          ARTICLE I -- PURPOSE OF PLAN

1.1 Purpose of Plan. Per-Se Technologies, Inc. intends and desires by the adoption of this Plan to recognize the value to the Company (as defined below) of the services rendered by Eligible Employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provisions for their future retirement security.

         This Plan has been adopted to provide certain management and/or highly compensated employees of the Company the opportunity to accumulate deferred compensation, including deferrals of base salary, awards pursuant to the Per-Se Technologies 2001 Incentive Plan and other forms of remuneration that the Committee and/or the Board of Directors may from time to time designate as available for deferral into the Plan.

         This Plan is intended to be "a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and shall be interpreted and administered in a manner consistent with that intent.

                            ARTICLE II -- DEFINITIONS

2.1 "Account" means those separate accounts established and maintained under the Plan in the name of each Participant as required pursuant to the provisions of Article VI.

2.2 "Beneficiary" means a Participant's beneficiary or beneficiaries designated most recently in writing by the Participant to the Committee.

2.3      "Board" means the Board of Directors of Per-Se Technologies, Inc.

2.4 "Cause" as a reason for an employee Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Cause" shall mean any of the following acts by the Participant, as determined by the
         Committee: (i) the Participant materially breaches any of the terms or conditions set forth in an agreement between the Company and the Participant, (ii) the Participant commits an act materially detrimental to the business or reputation of the Company; or (iii) the Participant commits or is convicted of any crime involving fraud, deceit or moral turpitude.


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2.5      "Change in Control" means and includes the occurrence of any one or more of the following events:

         (i) a consolidation or merger of Per-Se with or into any other corporation, or any other entity or person, other than a wholly-owned subsidiary of Per-Se, excluding any transaction in which the shares of Per-Se's common stock outstanding immediately prior to any such consolidation or merger represents immediately thereafter more than 50% of the combined voting power of the resulting entity after the transaction;

         (ii) any corporate reorganization, including an exchange offer, in which Per-Se shall not be the continuing or surviving entity resulting from such reorganization, excluding any transaction in which the shares of Per-Se's common stock outstanding immediately prior to any such reorganization represents immediately thereafter more than 50% of the combined voting power of the resulting entity after the transaction; or

         (iii) the sale of a substantial portion of Per-Se's assets, which shall be deemed to occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Per-Se that (a) have a total fair market value equal to more than 50% of the total fair market value of all the assets of Per-Se immediately prior to such acquisition or acquisitions, or (b) represents a majority of the common stock of any (1) subsidiary of Per-Se, the revenues of which, in the most recent fiscal year, represent more than 75% of the consolidated gross revenues of Per-Se and its subsidiaries. Notwithstanding the foregoing, a transfer of assets or common stock in a subsidiary by Per-Se will not be treated as a sale of a substantial portion of Per-Se's assets if the assets are transferred to an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Per-Se.

2.6 "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

2.7      "Committee" means the Compensation Committee of the Board.

2.8 "Company" means (i) Per-Se Technologies, Inc. and (ii) any legal entity that is treated as a single employer with Per-Se pursuant to Code sections 414(b), 414(c), 414(m) or 414(o) that, with approval of the Board, has adopted the Plan, and (iii) any company that is a successor to Per-Se as a result of merger, consolidation, liquidation, transfer of assets, or other reorganization.

2.9 "Company Contribution" means an amount contributed by the Company pursuant to the provisions of Article V.


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2.10     "Compensation" means base salary, awards pursuant to the Per-Se
         Technologies 2001 Incentive Plan, or other forms of remuneration the Committee and/or the Board may from time to time designate as available for deferral, without regard to the limits imposed by Section 401(a)(17) of the Code.

2.11 "Effective Date" means the date on which the Board adopts the Plan, or such other effective date as designated by the Board.

2.12 "Election Date" for a Plan Year means the last date upon which an Election Form may be received by the Committee in order to effect a valid deferral of Compensation for such Plan Year. Unless otherwise specified by the Committee from time to time, (i) the Election Date in the case of deferrals of salary shall be December 31 of the year prior to the Plan Year with respect to which such salary will be earned (or in the case of a newly eligible Participant, no later than 30 days after such employee first become eligible to participate in the Plan), and (ii) the Election Date in the case of deferrals of bonus or other non-salary elements of Compensation shall be November 30 of the Plan Year for which such bonus or other non-salary Compensation will be earned. The Committee from time to time may impose any earlier Election Dates as it deems appropriate or advisable.

2.13 "Election Form" means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

2.14 "Election Change Form" means the form on which a Participant may make certain prospective changes to his deferral election or distribution options as provided in Article IV.

2.15 "Eligible Employee" means a person employed by the Company who is determined by the Company to be a member of a select group of management or highly compensated employees and is designated by the Committee to be eligible under the Plan.

2.16 "Good Reason" for a Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Good Reason" shall mean any of the following acts by the Company without the consent of the Participant:
         (i) a reduction of greater than 10% in the Participant's annual base salary; (ii) a change in the Participant's work location to a work location more than 50 miles from his existing work location, except for required travel on the Company's business to an extent consistent with the Participant's then current business travel obligations; (iii) an assignment to any duties inconsistent in any material adverse respect with the Participant's current position, duties or responsibilities, other than an insubstantial and inadvertent act that is remedied


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         by the Company promptly after receipt of notice thereof given by the
         Participant; or (iv) the failure by the Company to continue any material benefit or compensation plan in which the Participant is participating unless the Participant is provided with comparable benefits.

2.17 "Participant" means any person so designated in accordance with the provisions of Article III, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

2.18     "Per-Se" means Per-Se Technologies, Inc., a Delaware corporation.

2.19 "Plan" means this Per-Se Technologies, Inc. Executive Deferred Compensation Plan.

2.20     "Plan Year" means the calendar year.

2.21 "Trust" means the "rabbi" trust fund established pursuant to Article X of the Plan.

2.22 "Trustee" means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

2.23 "Unforeseeable Hardship" means a severe financial hardship to the Participant of unforeseeable circumstances beyond the control of the Participant. The determination of whether an Unforeseeable Hardship has occurred, as well as the application of the facts making such determination, shall be made by the Committee in its sole and absolute discretion and shall not be overturned unless such decision is arbitrary and capricious.

2.24 "Valuation Date" means the last day of each Plan Year and any other date that the Committee, in its sole discretion, designates as a Valuation Date.

                  ARTICLE III -- ELIGIBILITY AND PARTICIPATION

3.1 Requirements. Eligible Employees as of the Effective Date who are designated by the Committee shall be eligible to become a Participant on the first day of the Plan Year occurring after the Effective Date. Every other Eligible Employee who is designated by the Committee shall become a Participant on the first day of the Plan Year occurring after the date on which he becomes an Eligible Employee. No individual shall become a Participant, however, if he is not an Eligible Employee on the date his participation is to begin.


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         Participation in the Plan is voluntary. In order to participate, an otherwise Eligible Employee must execute a valid Election Form in such manner as the Committee may require as provided in Article IV.

3.2 Change of Employment Category. During any period in which a Participant remains in the employ of the Company, but ceases to be an Eligible Employee, he shall not be eligible to make additional deferral of Compensation under this Plan.

                        ARTICLE IV -- DEFERRAL ELECTIONS

4.1 Deferral Elections. A Participant who wishes to defer Compensation under the Plan for a Plan Year must irrevocably elect to do so on or prior to the Election Date for such Plan Year, by delivering a valid Election Form to the Committee in accordance with rules established by the Committee. A Participant may elect to defer up to 100% of his eligible Compensation. Deferred amounts shall be deducted through payroll withholding from the Participant's cash Compensation payable by the Company.

4.2 Election Form. In the Election Form, the Participant shall indicate (i) the percentage of Compensation (in increments of 1%) to be credited to the Participant's Account for the Plan Year, (ii) the Participant's investment allocation preferences from among the benchmark investment funds available under the Plan from time to time, (iii) the beginning date for distribution of the Participant's Account for such Plan Year, which may be either the date of the Participant's termination of employment or the second or any later anniversary of the last day of the Plan Year to which such deferral election relates, and (iv) the method of payment of the Account, which shall be either in one lump sum or in five or ten annual installments beginning as soon as practical after the distribution date.

4.3 Continuing Elections. A Participant may enter into a separate Election Form for each Plan Year. An Election Form filed with respect to one Plan Year shall remain effective for all following Plan Years during the term of the Plan, unless (i) a new Election Form with respect to a subsequent Plan Year is timely filed with the Committee, (ii) the Committee is notified in writing that the Participant does not wish to participate in the Plan for a subsequent Plan Year, or (iii) the Participant becomes ineligible to participate in the Plan.

4.4 Changing a Prior Election. A Participant may, by filing a new Election Form with the Committee, change his election as to distribution date and/or method of distribution for the Account with respect to a Plan Year. Such new Election Form shall not be effective until one year after it is properly filed with the Committee. Participants are limited to one changed Election Form for each separate Plan Year.


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4.5      Participant Becomes Ineligible. A Participant's Election Form shall be canceled immediately when he becomes ineligible to participate in the Plan.

4.6 Timing of Contribution to Account. A Participant's deferral of Compensation shall be credited to the Participant's Account at the time such Compensation would otherwise be paid to the Participant in cash.

                       ARTICLE V -- COMPANY CONTRIBUTIONS

5.1 Company Contribution. In its sole discretion, the Company may make a Company Contribution on behalf of Participant, in an amount determined by the Company in accordance with (a) and/or (b) below:

         (a)      A percentage of each Participant's Compensation for the Plan
                  Year;

         (b) A percentage of some or the entire Participant's deferred Compensation under the Plan for the Plan Year.

5.2 Timing of Contribution. Company Contributions shall be made as soon as administratively feasible after declared by the Board.

5.3 Vesting. Company Contributions shall have such vesting provisions as shall be specified by the Board at the time of its approval of such contributions.

                           ARTICLE VI -- PLAN ACCOUNTS

6.1 Establishment of Accounts. The Company shall establish and maintain separate Accounts in the name of each Participant, as required and as described in this Article VI.

6.2 Participant Deferral Account. The Company shall establish an Account to which is credited the Participant's deferred Compensation, as indicated on the Participant's Election Form, plus amounts equal to any income, gains, or losses (to the extent realized, based upon fair market value of the Account's assets) attributable or allocable to interest or applicable investment returns.

6.3 Company Contribution Account. The Company shall establish an Account to which is credited the Participant's Company Contributions, plus amounts equal to any income, gains, or losses (to the extent realized, based upon fair market value of the Account's assets) attributable or allocable to interest or applicable investment returns.


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                       ARTICLE VII -- ALLOCATION OF FUNDS

7.1 Allocation of Earnings or Losses on Accounts. Each Participant's Account shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Participant's investment preferences when investing amounts credited to the Participant's Accounts. Such investment preferences shall be related to the Trustee at the time and in the manner prescribed by the Company, in its sole discretion. The Participant's Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of each investment, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each investment option within the Trust since the preceding Valuation Date shall be allocated among all Participants' Accounts to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts to be invested within that investment option.

7.2 Accounting for Distributions. As of the date of any distribution under the Plan to a Participant or his Beneficiary or Beneficiaries, such distribution shall be charged to the applicable Participant's Account.

7.3 Interim Valuations. If it is determined by the Committee that the value of the Trust as of any date on which distributions are to be made differs materially from the value of the Trust on the prior Valuation Date upon which the distribution is to be based, the Committee, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Trust so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value.

                             ARTICLE VIII -- VESTING

8.1 Deferral Contributions. A Participant shall always be one hundred percent (100%) vested in amounts credited to his Participant Deferral Account.

8.2 Company Contributions. Company Contributions shall have such vesting provisions as shall be specified by the Board at the time of its approval of such contributions.


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                       ARTICLE IX -- PAYMENTS OF BENEFITS

9.1      Distributions During Employment.

         (a) Timing. Except as otherwise provided in Section 9.2, distributions from a Participant's Accounts shall begin at the date designated by the Participant in the Election Form.

         (b) Form of Distribution. The Participant's entire vested Account balance shall be paid in cash, delivered in the number of installments designated pursuant to the Election Form(s), except as otherwise provided in Section 9.2.

9.2      Distributions After Termination of Employment.

         (a) Death, Resignation without Good Reason or Termination for Cause. Regardless of the distribution election in the Participant's Election Form(s), the Participant's entire vested Account balance shall be distributed as soon as administratively feasible after the Participant's death, resignation without Good Reason or termination for Cause. The Accounts shall be paid in one lump sum cash payment. In the case of the death of the Participant, such payment shall be made to his Beneficiary.

         (b) Termination for Any Other Reason. In the case of the Participant's termination of employment for any other reason (including, for example, retirement, disability, termination without Cause or resignation for Good Reason), the timing of the distribution shall be pursuant to the terms of the Participant's applicable Election Form(s). The Accounts shall be paid in cash in the number of installments designated in the applicable Election Form(s).

         (c) Change in Control. Upon the termination of employment of a Participant for any reason after a Change in Control, the Participant's entire vested Account balance shall be distributed within three months after such termination of employment. The Accounts shall be paid in one lump sum cash payment.

9.3 Payments Upon Hardship. The Committee may, in its sole discretion, accelerate the distribution to a Participant of an amount reasonably necessary to handle an Unforseeable Hardship. The determination of whether an Unforeseeable Hardship has occurred, as well as the application of the facts making such determination, shall be made by the Committee in its sole and absolute discretion and shall not be overturned unless such decision is arbitrary and capricious. Upon a finding of hardship, the Committee shall instruct the Trustee to make the appropriate distribution to the Participant from amounts contributed to the Trust by the Company in respect of the Participant's Account. In no event shall the aggregate amount of the distribution exceed the value of the Participant's

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         Account. For purposes of this Section, the value of the Participant's
         Account shall be determined as of the date of the distribution. A distribution may be made under this Section only with the consent of the Committee.

                             ARTICLE X -- THE TRUST

10.1 Establishment of Trust. The Company shall establish the Trust with the Trustee, pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Company and the Trustee. The Trust is intended to be treated as a "grantor" trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted. Such trust shall substantially conform to the terms of the model trust as described in Revenue Procedure 92-64 1992-2 C.B. 422.

10.2 Investment Funds. Solely for purposes of valuing a Participant's Account, one or more investment funds may be selected by the Committee, and the Participant may designate that a percentage of all or a portion of his Account be valued in accordance with the investment performance of such investment fund(s). An amount equal to the investment return attributable to such investment(s) as selected by the Participant shall be allocated to his account. This Section 10.2 is for Account valuation purposes only and does not confer upon the Participant or his Beneficiary the right to direct the investment of the assets of the trust referred to in Article X.

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                          ARTICLE XI -- ADMINISTRATION

11.1 Administrator. The Committee shall administer, construe, and interpret this Plan and shall determine, subject to the provisions of this Plan, the Eligible Employees who become Participants in the Plan from time to time and the amount, if any, due a Participant (or his Beneficiary) under this Plan. To the extent permitted by law, no member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own bad faith or willful misconduct. No member of the Committee who is a Participant in this Plan may vote on matters affecting his personal benefit under this Plan, but any such member shall otherwise be fully entitled to act in matters arising out of or affecting this Plan notwithstanding his participation herein. In carrying out its duties herein, the Committee shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.

11.2 Administrative Authority. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all actions and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:

         (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees, Participants, and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

         (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

         (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

         (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

         (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of such firms or persons. The Committee shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if the Committee had taken such action. Further, the Committee may authorize one or more persons to execute any certificate or document on behalf of the Committee, in which event any person notified by the Committee of such authorization shall be entitled to accept and; conclusively rely upon any such certificate or document executed by such person as representing action by the Committee until such third person shall have been notified of the revocation of such authority.

11.3 Mutual Exclusion of Responsibility. Neither the Trustee nor the Committee shall be obliged to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

11.4 Uniformity of Discretionary Acts. Whenever in the administration or operation of the Plan discretionary actions by the Committee are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

11.5 Litigation. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

11.6 Payment of Expenses. The cost of the establishment of the Plan and the adoption of the Plan by Company, including but not limited to legal and accounting fees, shall be borne by Company. All expenses incurred in the administration and operation of the Plan and the Trust shall be paid by the Plan, excluding any taxes payable by the Company in respect of the Plan or Trust or payable by or from the Trust pursuant to its terms.

11.7     Claims Procedure.

         (a) Notice of Claim. Any Eligible Employee or Beneficiary, or the duly authorized representative of an Eligible Employee or Beneficiary, may file with the Committee a claim for a Plan benefit. Such a claim must be in writing on a form provided by the Committee and must be delivered in person or by mail, postage prepaid, to the Committee c/o Per-Se's General Counsel and Corporate Secretary, as agent for the Committee. Within ninety (90) days after the receipt of such a claim, the Committee shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety (90) days from the end of the initial period. If such an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial ninety (90) day period. The Committee shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be denied and the claimant shall be permitted to exercise his right to review pursuant to Sections 11.7(c) and 11.7(d) of the Plan, as applicable.

         (b) Action on Claim. The Committee shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant:

                  (i)      The specific reason or reasons for the denial;

                  (ii) A specific reference to the pertinent Plan provisions on which the denial is based;

                  (iii) A description of any additional material or information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv)     An explanation of the Plan's claim review procedure.

         (c) Review of Denial. Within sixty (60) days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, upon written application to the Committee, delivered in person or by certified mail, postage prepaid, may review pertinent documents and may submit to the Committee, in writing, issues and comments concerning the claim.

         (d) Decision on Review. Upon the Committee's receipt of a notice of a request for review, the Committee shall make a prompt decision on the review and shall communicate the decision on review in writing to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than sixty (60) days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Committee prior to the expiration of the initial sixty (60) day period. If notice of the decision on review is not furnished in accordance with this Section, the claim shall be denied on review.

11.8 Taxes. All amounts payable hereunder shall be reduced by any and all Federal, state, and local taxes imposed upon a Participant or his Beneficiary, which are required to be paid or withheld by the Company. The determination of the Company regarding applicable income and employment tax withholding requirements shall be final and binding on the Participant and his Beneficiary.

11.9 Attorney's Fees. The Company shall pay the reasonable attorney's fees incurred by any Eligible Employee in an action brought against the Company to enforce Eligible Employee's rights under the Plan, provided that such fees shall only be payable in the event that the Eligible Employee prevails in such action.

11.10 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company or as a limitation of the right of the Company to discharge any of its Employees, with or without Cause.

11.11 Alienation of Benefits. No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under the Plan, nor shall the benefits under the Plan be subject to any legal process to levy upon or attach the benefits for payment for any claim against the Participant or his spouse or Beneficiary. If, notwithstanding the foregoing provision, any Participant's benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be distributed pursuant to the Plan. During the pendency of the action, any benefits that become distributable shall be paid into the court, as they become distributable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.

11.12 General Creditor Status. Benefits shall be distributed by the Company out of its general assets and no separate fund shall be established to secure payment, other than the Trust referred to in Article X. Nothing contained in the Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. Notwithstanding anything herein to the contrary, to the extent that any person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Company may establish a grantor trust for the purpose of helping to defray the obligations under the Plan and to the extent that any payment is made from any such trust to a Participant or Beneficiary, such payment will be in satisfaction of the Company's obligations hereunder.

            ARTICLE XII--AMENDMENT, TERMINATION OR MERGER OF THE PLAN

12.1 Amendment. The Company reserves the right at any time and from time to time to modify or amend, in whole or in part, any or all of the provisions of the Plan, provided that no modification or amendment shall be made which shall affect adversely any right or obligation of any Participant with respect to a Participant's accrued interest or to contributions theretofore made, without the consent of the affected Participant(s). Notwithstanding the foregoing, any modification or amendment of the Plan may be made, retroactively, if necessary, which the Company deems necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to the Plan. No amendment to this Plan shall decrease a Participant's account balance.

12.2 Termination. The Company may terminate the Plan in whole or in part for any reason at any time. In the case of such termination or partial termination, distributions shall be made pursuant to the provisions of
         Article IX. The Company has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, but the Company shall be under no obligation to maintain the Plan for any given length of time and may, in its sole discretion, terminate the Plan at any time without any liability whatsoever.

12.3 Notice of Amendment or Termination. Notice of every such amendment or termination shall be given in writing to each Participant and Beneficiary of a deceased Participant.

                           ARTICLE XIII--MISCELLANEOUS

13.1 Use and Form of Words. Wherever appropriate, words used herein in the singular may include the plural or the plural may be read as the singular, the masculine may include the feminine, and the neuter may include both the masculine and the feminine.

13.2 Headings. Headings of Articles and Sections are inserted solely for convenience and reference, and constitute no part of the Plan.


13.3 References to Laws, Regulations and Findings. All references herein to sections of the Code, ERISA, or other laws, or any regulations or filings thereunder, shall be deemed to refer to such sections as they may subsequently be modified, amended, replaced or amplified by any federal statutes, regulations or rulings of similar application and import.

13.4 Severability. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

13.5 Governing Law. The Plan and all Election Form s shall be construed in accordance with the Code and, to the extent applicable, the laws of the State of Georgia excluding any conflicts-of-law provisions.

         The foregoing is hereby acknowledged as being the Per-Se Technologies, Inc. Executive Deferred Compensation Plan, as adopted by the Board of Directors of Per-Se on December 6, 2001, to be effective as of January 1, 2002.

ATTEST:                                    PER-SE TECHNOLOGIES, INC.



 /s/ PAUL J. QUINER                        By: /s/ PHILIP M. PEAD
----------------------------                  --------------------------------
Paul J. Quiner                             Philip M. Pead
Corporate Secretary                        President and Chief Executive Officer